Exhibit 10.1

A portion of this exhibit has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omission has been indicated by asterisks (*****), and the omitted text has been filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO RESTATED GUARANTY

This FIRST AMENDMENT TO RESTATED GUARANTY dated as of March 22, 2010 (this “Amendment”) by and among RCPI LANDMARK PROPERTIES, L.L.C., a Delaware limited liability company having an address do Tishman Speyer, 45 Rockefeller Plaza, New York, New York 10111 (“Landlord”), and MADISION SQUARE GARDEN, L.P., a Delaware limited partnership having an office at 2 Penn Plaza, New York, New York (“Guarantor”).

W I T N E S S E T H

WHEREAS, RCPI Trust, predecessor-in-interest to Landlord, and Radio City Productions LLC entered into that certain Lease dated as of December 4, 1997, as modified by First Amendment to Lease dated as of February 19, 1999, Second Amendment to Lease dated as of October 6, 2002 and Third Amendment to Lease dated as of August 14, 2008 (as so amended, the “Lease”), covering premises described and defined in the Lease;

WHEREAS, in connection with the Lease, Guarantor provided that certain Guaranty of Lease dated as of December 4, 1997, which was restated in its entirety pursuant to that certain Restated. Guaranty of Lease (the “Restated Guaranty”) dated as of August 14, 2008;

WHEREAS, Guarantor represents and warrants to Landlord that on January 12, 2010, Cablevision Systems Corporation (“Cablevision”) approved the distribution of all of the outstanding common stock of Madison Square Garden, Inc. (“MSGI”) to Cablevision shareholders (the “Distribution”) and MSGI thereafter acquired the subsidiaries of Cablevision that own, directly and indirectly, 100% of the partnership interests in Guarantor;

WHEREAS, Guarantor represents and warrants to Landlord that on February 9, 2010, the Distribution occurred; and

WHEREAS, in connection with the Distribution, Guarantor has requested certain changes to the Restated Guaranty, and Landlord and Guarantor desire to modify certain terms and conditions of the Restated Guaranty, all as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Guarantor agree as follows:

1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Restated Guaranty.

2. Modifications. As of the date hereof:

(a) Section 2(a) of the Restated Guaranty shall be deleted in its entirety and replaced with the following provision:

“2. (a) Guarantor covenants and agrees that for the Term of the Lease it shall maintain a Net Worth of not less than *****. Guarantor represents and warrants to Landlord that Guarantor is 100% owned by Madison Square Garden, Inc. (“MSGI”) Guarantor shall deliver or cause to be delivered to Landlord, as soon as available and in no event later than 90 days after the close of each calendar year during the Term, either (i) annual consolidated financial statements for Guarantor prepared in accordance with generally accepted accounting principles, which shall be certified by an officer of Guarantor and audited by an independent accounting firm which shall be any one of the so- called “Big Four” accounting firms or any other accounting firm reasonably acceptable to Landlord, or (ii) both (A) annual consolidated financial statements for MSGI prepared in accordance with generally accepted accounting principles, which shall be certified by an officer of MSGI and audited by an independent accounting firm which shall be any one of the so- called “Big Four” accounting firms or any other accounting firm reasonably acceptable to Landlord, and (B) an annual consolidating balance sheet for MSGI prepared in accordance with generally accepted accounting principles, which shall be certified by the Executive Vice President and Chief Financial Officer of MSGI or a Senior Vice President, Finance of MSGI, and which consolidating balance sheet shall show the assets, liabilities and equity of Guarantor in sufficient detail for Landlord to determine if Guarantor’s Net Worth shall fail to meet the Net Worth requirement set forth above; provided, however, that the only effect of the breach of such covenants shall be that such breach shall constitute an Event of Default under the Lease. Landlord shall have all of its rights against Guarantor by reason of the occurrence of an Event of Default under the Lease, but shall have no independent right of action against Guarantor by reason of the breach of the foregoing covenants.”

(b) The phrase “Notwithstanding anything in Section 2(a) to the contrary, if as the close of any of Guarantor’s fiscal quarters during the term of the Lease, Guarantor’s Net Worth shall fail to meet the requirement set forth in Section 2(a) above (the “Failure”)” appearing in Section 2(b) of the Restated Guaranty is restated to read as follows: “Notwithstanding anything in Section 2(a) to the contrary, if as of the close of any of Guarantor’s fiscal quarters (in the case of clause (i) of Section 2(a)) or MSGI’s fiscal quarters (in the case of clause (ii) of Section 2(a)) during the term of the Lease, Guarantor’s Net Worth shall fail to meet the requirement set forth in Section 2(a) above (the “Failure”)”.

3. Representations and Warranties. Guarantor represents and warrants to Landlord that this Amendment has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor.

4. Miscellaneous. (a) Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Restated Guaranty and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Restated Guaranty, the terms of this Amendment shall be controlling and prevail.

(b) This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

(c) This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

(d) This Amendment shall not be binding upon Landlord or Guarantor unless and until each party shall have received a fully executed counterpart of this Amendment.

(e) This Amendment shall be binding upon and inure to the benefit of Landlord and Guarantor and their successors and permitted assigns.

(f) This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

(g) The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

(h) The liability of Landlord for Landlord’s obligations under this Amendment shall be limited to Landlord’s interest in the Building and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the “Parties”) in seeking either to enforce Landlord’s obligations under this Amendment or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under this Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to Lease as of the day and year first above written.

LANDLORD

RCPI LANDMARK PROPERTIES, L.L.C.

By:	/s/ Paul A. Galiano
Senior Managing Director

GUARANTOR

MADISON SQUARE GARDEN, L.P.

By:	/s/ Gene Heaney
Name: Gene Heaney
Title: Senior Vice President, Finance, and Controller